Exhibit 99.6

LETTER TO CLIENTS

Offer by

FORE ACQUISITION CORPORATION,

an indirect wholly-owned subsidiary of

COTT CORPORATION

to Exchange Each Outstanding Share of Common Stock of

PRIMO WATER CORPORATION

for

$5.04 in Cash and

0.6549 Cott Corporation Common Shares

or

$14.00 in Cash

or

1.0229 Cott Corporation Common Shares

(subject in each case to the election procedures and, in the case of an all-cash election or an all-stock election, to the proration procedures described in the prospectus/offer to exchange and the letter of election and transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12.00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON TUESDAY, FEBRUARY 25, 2020, UNLESS THE OFFER IS EXTENDED, TERMINATED OR VARIED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

[DATE]

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of election and transmittal in connection with the offer by Fore Acquisition Corporation (the “Offeror”), a Delaware corporation, and an indirect wholly-owned subsidiary of Cott Corporation (“Cott”), to exchange, for each issued and outstanding share of common stock, par value $0.001 per share (“Primo Common Stock”), of Primo Water Corporation (“Primo”), at the election of the holder:

•	the mixed consideration ($5.04 in cash and 0.6549 Cott Corporation Common Shares); or

•	the cash consideration ($14.00 in cash); or

•	the stock consideration (1.0229 Cott Corporation Common Shares),

without interest and less any applicable taxes required to be deducted or withheld in respect thereof, and subject in each case to the election and proration procedures described in the prospectus/offer to exchange and the related letter of election and transmittal.

We (or our nominees) are the holder of record of shares of Primo Common Stock held by us for your account. A tender of such shares of Primo Common Stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of election and transmittal is furnished to you for your information only and cannot be used by you to tender shares of Primo Common Stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of Primo Common Stock held by us for your account.

IF YOU INSTRUCT US TO TENDER SHARES HELD FOR YOUR ACCOUNT AND FAIL TO INSTRUCT US AS TO WHICH ELECTION YOU WANT US TO MAKE WITH RESPECT TO THOSE SHARES, WE WILL MAKE NO ELECTION FOR YOU AND AS A RESULT YOU WILL BE TREATED AS IF YOU MADE AN ELECTION FOR MIXED CONSIDERATION.

We urge you to read the enclosed prospectus/offer to exchange and letter of election and transmittal regarding the offer carefully before instructing us to tender your shares of Primo Common Stock.

If you wish to have us tender any or all of your shares of Primo Common Stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or applicable IRS Form W-8 (and any required attachments thereto) and U.S. Federal Income Tax Certification to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Primo Common Stock, all such shares of Primo Common Stock owned by you will be tendered (in accordance with the election, if any, that you specify) unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR APPLICABLE IRS FORM W-8 (AND ANY REQUIRED ATTACHMENTS THERETO) and U.S. FEDERAL INCOME TAX CERTIFICATION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION TIME OF THE OFFER.

Instructions with Respect to the Offer to Exchange Each Outstanding Share of Common Stock

Of

Primo Water Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of election and transmittal in connection with the offer by Fore Acquisition Corporation (the “Offeror”), a Delaware corporation, and an indirect wholly-owned subsidiary of Cott Corporation (“Cott”), a Canadian corporation, to exchange, for each issued and outstanding share of common stock, par value $0.001 per share (“Primo Common Stock”), of Primo Water Corporation (“Primo”), at the election of the holder:

•	the mixed consideration ($5.04 in cash and 0.6549 Cott Corporation Common Shares); or

•	the cash consideration ($14.00 in cash); or

•	the stock consideration (1.0229 Cott Corporation Common Shares),

without interest and less any applicable taxes required to be deducted or withheld in respect thereof, and subject in each case to the election and proration procedures described in the prospectus/offer to exchange and the related letter of election and transmittal.

With respect to the offer described in the prospectus/offer to exchange, the undersigned hereby instructs you (check appropriate box):

☐	To tender ALL shares of Primo Common Stock held by you for the account of the undersigned*

☐	To tender SOME shares of Primo Common Stock held by you for the account of the undersigned.

If the undersigned is instructing you to tender some or all of the shares of Primo Common Stock held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to tender the number of shares of Primo Common Stock indicated below (or if no number is indicated below, all shares of Primo Common Stock) held by you for the account of the undersigned, pursuant to the election(s) (if any) specified below and upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and the related letter of election and transmittal. The undersigned acknowledge(s) that any shares of Primo Common Stock tendered, but for which no election is made below, will be treated as if the undersigned made the election for mixed consideration.

Check ONE box if the undersigned wishes to tender ALL of the undersigned’s shares of Primo Common Stock for one of the elections:

☐	CHECK HERE TO ELECT MIXED CONSIDERATION FOR ALL SHARES TENDERED

☐	CHECK HERE TO ELECT CASH CONSIDERATION FOR ALL SHARES TENDERED

☐	CHECK HERE TO ELECT STOCK CONSIDERATION FOR ALL SHARES TENDERED

If the undersigned checks more than one box, any shares of Primo Common Stock tendered will be treated as if the undersigned made the election for mixed consideration.

List below the number of shares of Primo Common Stock the undersigned desires to tender by election type:

If the undersigned did not check a box above and would like to make more than one election for the shares of Primo Common Stock the undersigned would like to tender, indicate the number of shares next to each desired election below. The total number of shares of Primo Common Stock next to the three elections should not exceed the number of shares of Primo Common Stock in the undersigned’s account. If the undersigned leaves the election options blank or the undersigned makes elections for less than all the shares the undersigned has indicated the undersigned wishes to tender, the undersigned will be treated as if the undersigned made an election for mixed consideration with regards to those shares for which an election was not made. If the undersigned has checked one of the boxes above, that election will govern all of the undersigned’s shares of Primo Common Stock and any numbers entered next to the election below will be disregarded. If the number of shares of Primo Common Stock below exceeds the total number of shares in the undersigned’s account, the undersigned will be reduced equally in the undersigned’s elections or on a pro rata basis relative to the number of shares the undersigned indicated for each election.

                    NUMBER OF SHARES TENDERED FOR MIXED CONSIDERATION

                    NUMBER OF SHARES TENDERED FOR THE CASH ELECTION

                    NUMBER OF SHARES TENDERED FOR THE STOCK ELECTION

ALL ELECTIONS ARE SUBJECT TO THE ELECTION AND PRORATION PROCEDURES DESCRIBED IN THE PROSPECTUS/OFFER TO EXCHANGE AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL. ANY SHARES OF PRIMO COMMON STOCK TENDERED BUT FOR WHICH NO ELECTION IS MADE ABOVE WILL BE TREATED AS IF THE HOLDER MADE AN ELECTION FOR MIXED CONSIDERATION.

ACCOUNT NUMBER:

NUMBER OF SHARES OF PRIMO COMMON STOCK BEING TENDERED HEREBY:

                SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*

If left blank or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all shares of Primo Common Stock held by us for the undersigned’s account are to be tendered and any number indicated in this section will be disregarded.

Dated:                 , 2020

Signature(s):

Please Print Name(s):

Address(es):

Area Code and Telephone No.(s):

Taxpayer Identification or Social Security No.(s):

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, COTT OR OFFEROR.